Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the merger. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical information of Oconee Federal Financial Corp. (“OFED”) and of Stephens Federal Bank (“SFB”) as of September 30, 2014 and assumes that the merger was completed on that date. The unaudited pro forma combined condensed consolidated statement of operations combines the historical financial information of OFED and of SFB and give effect to the merger as if it had been completed as of the beginning of the periods presented. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the merger been completed on the date described above, nor is it necessarily indicative of the results of operations in future periods or the future financial condition and results of operations of the combined entities. The financial information should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Information. Certain reclassifications have been made to SFB’s historical financial information in order to conform to CB’s presentation of financial information.

Under the terms of the merger, SFB underwent a full Supervisory Conversion from a mutual savings bank to a federally chartered stock savings bank. Concurrent with the Supervisory Conversion, SFB merged with and into Oconee Federal Savings and Loan Association, OFED’s wholly-owned subsidiary. OFED issued 36,934 shares of common stock to Oconee Federal, MHC (“Oconee MHC”), OFED’s majority owner. The value of OFED’s common stock recorded as consideration in the merger was based on the average of the closing sales price, as reported on the NASDAQ stock market, for the twenty consecutive trading days ending on the second trading preceding the effective time of the merger, or $18.94 per share. The merger was completed on December 1, 2014.

The pro forma financial information includes adjustments, including adjustments to record SFB’s assets and liabilities at their respective fair values, and represents OFED’s pro forma entries based on information available as of the merger completion date. The final allocation of the purchase price for the merger was determined as of the merger completion date.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of OFED and of SFB.

Unaudited Combined Condensed Consolidated Pro Forma Balance Sheet *

	As of September 30, 2014
	OFED Historical	SFB Historical	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
	(Unaudited)
ASSETS
Cash and due from banks	$923	$1,761	$-		$2,684
Interest-bearing deposits	7,366	20,015	-		27,381
Total cash and cash equivalents	8,289	21,776	-		30,065
Securities available-for-sale	100,830	2,966			103,796
Loans, net of allowance for loan losses	232,914	104,023	(6,798	)(1)	330,139
Mortgage loans held for sale	-	-			-
Premises and equipment, net	3,019	5,323	(1,328	)(3)	7,014
Bank owned life insurance	596	10,886	(4,929	)(4)	6,553
Accrued interest receivable	1,190	362			1,552
Restricted equity securities	325	143			468
Bank owned life insurance	8,825	-			8,825
Intangible assets, net	-	-	3,514	(6)	3,514
Loan servicing asset	-	1,409			1,409
Other assets	1,108	279	4,006	(2)	5,393
Total assets	$357,096	$147,167	$(5,535)		$498,728

LIABILITIES
Deposits
Non-interest bearing	$8,360	$10,764			$19,124
Interest bearing	269,588	129,758	50	(5)	399,396
Total deposits	277,948	140,522	50		418,520
Accrued interest payable and other liabilities	1,717	360	-		2,077
Total liabilities	279,665	140,882	50		420,597

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value, 100,000,000 shares authorized; 5,871,349 shares outstanding (7)	64	-			64
Treasury stock, at par 600,699 shares	(6)	-			(6)
Additional paid in capital	12,281		700		12,981
Retained earnings	67,166	6,286	(6,286)		67,166
Accumulated other comprehensive loss	(301)	(1)	1		(301)
Unearned ESOP shares	(1,773)	-	-		(1,773)
Total shareholders' equity	77,431	6,285	(5,585)		78,131
Total liabilities and shareholders' equity	$357,096	$147,167	$(5,535)		$498,728

* Assumes that the merger was completed as of September 30, 2014 utilizing the acquisition method of accounting. Actual fair value adjustments, where appropriate, were determined as of the merger completion date and were amortized and accreted into income.

(1)	The unaudited combined condensed consolidated pro forma statement of financial condition includes a fair value adjustment to total loans to reflect the credit condition and interest rate mark of $6.7 million, which represents an adjustment of 6.5% on SFB’s outstanding loan portfolio. OFED employed an outside expert to assist management in estimating the adjustment. The fair value adjustment, exclusive of the non-accretable discount on purchased credit impairment of $3.9 million, will be amortized through loan interest income over the estimated lives of the affected loans. Another factor to this adjustment was the elimination of SFB’s allowance for loan losses. Purchased loans acquired in a business combination are recorded at fair value and the recorded allowance of the acquired company is not carried over.
(2)	Represents adjustments in the net deferred tax assets resulting from the fair value adjustments related to the acquired assets and liabilities, identifiable intangibles and other deferred tax items. The actual deferred tax adjustment will depend on facts and circumstances existing at the completion of the merger. The fair value adjustment of the net deferred tax asset assumes an effective tax rate of 31%. See footnote 6 for additional details.
(3)	Banking premises and equipment have been adjusted to reflect appraised values of facilities to be acquired less net book value.
(4)	Other real estate has been adjusted to reflect the appraised values, less estimated disposal costs, of the property to be acquired less the net book value.
(5)	OFED employed an outside expert to assist in the determination of the fair value adjustment to time deposits reflecting the differences in the contractual interest rates and those currently offered. The premium will be amortized into interest expense over a 3.7 year life using the straight line method.
(6)	Calculated to reflect the acquisition accounting adjustments related to the merger. The consideration paid to acquire SFB consists of the issuance of 36,964 shares of OFED’s common stock valued at $18.94 per share. Acquisition accounting adjustments assume that SFB’s stockholders’ equity is eliminated and the purchase price, goodwill and intangible assets are reflected on OFED’s financial statements pursuant to the application of acquisition accounting.

Assumptions/Inputs	Note	(In thousands)
SFB's equity		$6,285
Fair value adjustments:
Loans	(1)	(6,798)
Premises and equipment	(3)	(1,328)
Other real estate	(4)	(4,929)
Time deposits	(5)	(50)
Total fair value adjustments		(13,105)
Tax effect of fair value adjustments		4,006
Total aadjustments of net assets acquired		(9,099)
Adjusted net assets acquired		(2,814)
Value of OFED's common stock issued		700
Estimated goodwill	(6)	$3,514

(7)	Reflects elimination of SFB’s equity accounts and issuance of 36,954 shares of OFED’s common stock.

Unaudited Combined Condensed Consolidated Pro Forma Statement of Income

	For the Three Months Ended September 30, 2014
	OFED Historical	SFB Historical	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Interest and dividend income:
Loans, including fees	$2,886	$1,199	$85	(2)	$4,170
Securities, taxable	381	7	-		388
Securities, tax-exempt	36	-	-		36
Interest-bearing deposits and other	7	13	-		20
Total interest income	3,310	1,219	85		4,614

Interest expense:
Deposits	308	109	(3	)(2)	414
Total interest expense	308	109	(3)		414

Net interest income	3,002	1,110	88		4,200

Provision for loan losses	-	(500)	-		(500)
	-
Net interest income after provision for loan losses	3,002	1,610	88		4,700
			-
Noninterest income:			-
Service charges on deposit accounts	18	86	-		104
Income on bank owned life insurance	67	-	-		67
Mortgage banking income	-	113	-		113
Gain on sales of securities	5	-	-		5
Loss on sales of real estate owned	-	(289)			(289)
Other	-	75	-		75
Total noninterest income	90	(15)	-		75

Noninterest expense:
Salaries and employee benefits	910	604	-		1,514
Occupancy and equipment	167	206	(13	)(2)	360
Data processing	67	74	-		141
Professional and supervisory fees	113	37	-		150
Office expense	43	7	-		50
Advertising	23	12	-		35
FDIC deposit insurance	38	131	-		169
Provision for real estate owned and related expenses	19	182	-		201
Other	103	195	-		298
Total noninterest expense	1,483	1,448	(13)		2,918

Income before income taxes	1,609	147	102		1,858
Income tax expense	565	-	35	(2)	600

Net income	$1,044	$147	$67		$1,258

Other comprehensive income (loss)
Unrealized loss on securities available-for-sale	$(243)	$-	$-		$(243)
Tax effect	92	-	-		92
Reclassification adjustment for gains realized in net income	(5)	-	-		(5)
Tax effect	9	-	-		9
Total other comprehensive loss	(147)	-	-		(147)

Comprehensive income	$897	$147	$67		$1,110

Basic net income per share: (Note 2)	$0.18	N/A	N/A		$0.22
Diluted net income per share: (Note 2)	$0.18	N/A	N/A		$0.22
Dividends declared per share:	$0.10	N/A	N/A		$0.10

Unaudited Combined Condensed Consolidated Pro Forma Statement of Income (1)

	For the Year Ended June 30, 2014
	OFED Historical	SFB Historical	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Interest and dividend income:
Loans, including fees	$11,365	$5,431	$340	(2)	$17,136
Securities, taxable	1,535	22	-		1,557
Securities, tax-exempt	22	-	-		22
Interest-bearing deposits and other	54	47	-		101
Total interest income	12,976	5,500	340		18,816

Interest expense:
Deposits	1,480	550	(14	)(2)	2,016
Total interest expense	1,480	550	(14)		2,016

Net interest income	11,496	4,950	354		16,800

Provision for loan losses	108	-	-		108
	-
Net interest income after provision for loan losses	11,388	4,950	354		16,692
			-
Noninterest income:			-
Service charges on deposit accounts	76	351	-		427
Income on bank owned life insurance	307	-	-		307
Mortgage banking income	-	531	-		531
Gain on sales of securities	234	-	-		234
Loss on sales of real estate owned	(11)	(926)	-		(937)
Other	2	323	-		325
Total noninterest income	608	279	-		887

Noninterest expense:
Salaries and employee benefits	3,629	2,561	-		6,190
Occupancy and equipment	664	741	(53	)(2)	1,352
Data processing	264	146	-		410
Professional and supervisory fees	773	124	-		897
Office expense	136	22	-		158
Advertising	74	26	-		100
FDIC deposit insurance	157	285	-		442
Provision for real estate owned and related expenses	259	335	-		594
Other	351	1,655	-		2,006
Total noninterest expense	6,307	5,895	(53)		12,149

Income before income taxes	5,689	(666)	407		5,430
Income tax expense	2,050	-	138	(2)	2,188

Net income	$3,639	$(666)	$269		$3,242

Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	$851	$-	$-		$851
Tax effect	(324)	-	-		(324)
Reclassification adjustment for gains realized in net income	(234)	-	-		(234)
Tax effect	91	-	-		91
Total other comprehensive loss	384	-	-		384

Comprehensive income	$4,023	$(666)	$269		$3,626

Basic net income per share: (Note 2)	$0.64	N/A	N/A		$0.58
Diluted net income per share: (Note 2)	$0.64	N/A	N/A		$0.57
Dividends declared per share:	$0.40	N/A	N/A		$0.40

(1)	Assumes that the merger was completed as of the beginning of the period presented utilizing the acquisition method of accounting. Management utilized outside experts to assist in estimating the fair value adjustments for loans, premises and equipment, other real estate and time deposits. The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below. Actual fair value adjustments were determined as of the merger completion date, December 1, 2014, and will be amortized and accreted into income over the estimated remaining lives of the respective assets and liabilities.

(2)	The following table summarizes the estimated full year impact of the amortization (accretion) of the non-credit related acquisition accounting adjustments on the pro forma statement of operations (in thousands) assuming the merger was completed as of the beginning of the fiscal year presented and carried through the interim period presented.

				Amortization	Amortization
		Estimated	Amortization	(Accretion)	(Accretion)
	Premiums/	Life in	(Accretion)	Year Ended	Three Months Ended
Category	(Discounts)	Years	Method	June 30, 2014	September 30, 2014
Loans, exclusive of non-accretable purchased credit impairment	(2,857)	8.41	SL	$(340)	$(85)
Premises and equipment	(1,328)	25	SL	(53)	(13)
Other real estate	(4,929)	NA	NA	NA	NA
Time deposits	(50)	3.65	SL	(14)	(3)

* SL – Straight Line method

The income tax adjustment is based upon total pre-tax acquisition accounting adjustments and a 34% effective tax rate.

(3)	Basic and diluted weighted average common shares outstanding at June 30, 2014 were determined by adding the number of shares issuable to Oconee MHC to OFED’s historical weighted average basic and diluted outstanding common shares and reflect 36,954 incremental diluted shares of OFED.

(4)	Basic and diluted weighted average common shares outstanding at September 30, 2014 were determined by adding the number of shares issuable to Oconee MHC to OFED’s historical weighted average basic and diluted outstanding common shares and reflect 36,954 incremental diluted shares of OFED.